Exhibit 99.1

News release

QLT TERMINATES $20 MILLION PRIVATE PLACEMENT

Decision Avoids Unnecessary Shareholder Dilution

For Immediate Release	May 2, 2016

VANCOUVER, CANADA — QLT Inc. (NASDAQ:QLTI) (TSX:QLT) (“QLT” or the “Company”) today announced that it has terminated the previously announced US$20 million private placement in QLT.  The Company’s Board of Directors (the “Board”) has determined that it would not be in the best interests of QLT to dilute its existing shareholders.

The private placement was entered into with certain investors on June 8, 2015, concurrent with QLT’s announcement of its then planned acquisition of InSite Vision Incorporated which, as previously announced, was subsequently terminated after InSite Vision received a takeover offer for an approximate 100% premium over QLT’s original negotiated price.  When the private placement was announced on June 8, 2015, QLT disclosed that the private placement would be completed no later than April 30, 2016, following the closing of the InSite Vision transaction and QLT’s recently completed purchase and distribution of shares in Aralez Pharmaceuticals Inc.

Given the termination of QLT’s acquisition of InSite Vision, the Board has determined that additional cash resources are not necessary at this time.  As a result, the Board has determined that the Company’s cash requirements at this time do not justify the dilution that would be caused by the private placement.

About QLT

QLT is a biotechnology company dedicated to the development and commercialization of innovative ocular products that address the unmet medical needs of patients and clinicians worldwide. We are focused on developing our synthetic retinoid program for the treatment of certain inherited retinal diseases.

QLT’s head office is based in Vancouver, Canada and the Company is publicly traded on NASDAQ Stock Market (symbol: QLTI) and the Toronto Stock Exchange (symbol: QLT). For more  information about the Company’s products and developments, please visit our web site at www.qltinc.com.

QLT Inc. Contacts:

Investor Relations

Andrea Rabney or David Pitts

Argot Partners

212-600-1902

andrea@argotpartners.com

david@argotpartners.com

Certain statements in this press release constitute “forward-looking statements” of QLT within the meaning of the Private Securities Litigation Reform Act of 1995 and constitute “forward-looking information” within the meaning of applicable Canadian securities laws. Forward-looking statements include, but are not limited to: our statements concerning our expectations concerning our current cash requirements; and statements which contain language such as: “assuming,” “prospects,” “goal,” “future” “projects,” “potential,” “could,” “believes,” “expects”; “hopes” and “outlook.” Forward-looking statements are predictions only which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from those expressed in such statements. Many such risks, uncertainties and other factors are taken into account as part of our assumptions underlying these forward-looking statements and include, among others, the following risks, uncertainties and other factors: the effect that QLT’s announcements and actions will have on the market price of our securities; QLT’s development plans, timing and results of the clinical development of our synthetic retinoid program are uncertain; the risk that it may take longer and cost more than anticipated to complete data analyses, complete preparatory work, meet with regulators and commence trials (including a pivotal trial) for numerous reasons both within and outside of our control; assumptions related to the associated costs of our synthetic retinoid program may prove incorrect; the risk that outcomes for our clinical trials may not be favorable or may be less favorable than interim/preliminary results disclosed and/or previous trials; the possibility that interpretations of data produced by one or more of our clinical trials will vary, including by the regulatory authorities; the timing, expense and uncertainty associated with the regulatory approval process for products to advance through development stages; risks and uncertainties associated with the safety and effectiveness of our synthetic retinoid program; risks and uncertainties related to the scope, validity, and enforceability of our intellectual property rights and the impact of patents and other intellectual property of third parties; the Company’s future operating results, which are uncertain and likely to fluctuate; currency fluctuations; and general economic conditions and other factors described in detail in QLT’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the U.S. Securities and Exchange Commission and Canadian securities regulatory authorities. Forward-looking statements are based on the current expectations of QLT and QLT does not assume any obligation to update such information to reflect later events or developments except as required by law.